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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our reports dated February 11, 2002 relating to the financial statements and financial statement schedule of Trizec Properties, Inc. Combined, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

March 25, 2002
Chicago, Illinois